Exhibit 10.1

AMENDMENT TO SUBSCRIPTION AGREEMENTS

This Amendment (this “Amendment”) is made and entered into by and among Regional Brands Inc., a Delaware corporation (the “Company”), and the undersigned stockholders of the Company (each, an “Undersigned Stockholder” and, collectively, the “Undersigned Stockholders”). This Amendment amends all of the separate Subscription Agreements made and entered into by the Company and the respective Subscribers named therein in connection with the issuance and sale by the Company of shares of its common stock (“Common Stock”) in a private placement completed on November 1, 2016 (each, a “Subscription Agreement” and, collectively, the “Subscription Agreements”), as further set forth herein. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Subscription Agreements.

WHEREAS, pursuant to Section 5(a) of the Subscription Agreements, the Company agreed to, among other things, timely file reports required to be filed by the Company pursuant to the Exchange Act and/or prepare and furnish to the Subscribers and make publicly available in accordance with Rule 144(c) under the Securities Act such information as is required for the Subscribers to sell the Shares under Rule 144;

WHEREAS, the Company is not subject to the filing requirements of Section 13 or 15(d) of the Exchange Act but has filed reports under the Exchange Act as a “voluntary filer” as a result of the Company’s covenants under the Subscription Agreements and certain other agreements entered into by the Company;

WHEREAS, the Company desires to cease its filing of reports under the Exchange Act in order to, among other things, reduce the Company’s costs and expenses, and management and administrative burdens, associated with the filing of such reports; and

WHEREAS, pursuant to Section 9(a) thereof, each of the Subscription Agreements may be changed, modified or amended by a writing signed by both (i) the Company and (ii) Subscribers in the Offering holding a majority of the Shares issued in the Offering then held by the original Subscribers (the “Requisite Subscribers”); and the Undersigned Stockholders collectively constitute the Requisite Subscribers;

NOW, THEREFORE, the Company and the Undersigned Stockholders hereby agree as follows:

1.       Amendments. Section 5(a) of the Subscription Agreements is hereby amended and restated in its entirety to read as follows:

“(a)       Furnishing of Information. As long as any Subscriber owns Shares, the Company covenants to make available to such Subscriber, upon the request of such Subscriber:

(i)        within one hundred eighty (180) days after the end of each fiscal year of the Company, (A) a balance sheet as of the end of such year, and (B) statements of income, cash flows and changes in stockholders’ equity for such year, and (C) as of the end of such year, all such financial statements audited and certified by independent public accountants selected by the Company; and

(ii)        within ninety (90) days after the end of the second quarter of each fiscal year of the Company, unaudited statements of income, cash flows and changes in stockholders’ equity for the six-month period ended at the end of such second quarter, and an unaudited balance sheet as of the end of such six-month period, all prepared in accordance with GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments; and (B) not contain all notes thereto that may be required in accordance with GAAP).”

2.       Effective Date. This Amendment shall become effective as to all of the Subscription Agreements as of the first date upon which this Amendment is executed and delivered by the Company and such Undersigned Stockholders that constitute the Requisite Subscribers (the “Effective Date”). Upon the Effective Date, this Amendment will be binding upon each party to each separate Subscription Agreement.

3.       Interpretation. The term “Agreement” as used in the Subscription Agreements shall be deemed to refer to the Subscription Agreements as amended by this Amendment.

4.       Effect of Amendment. Except as expressly provided herein, the Subscription Agreements shall remain in full force and effect in accordance with their terms.

5.       Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would require the application of the laws of another jurisdiction.

6.       Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; provided that a facsimile, electronic or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile, electronic or .pdf signature.

7.       Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

8.       Descriptive Headings. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

[Signature pages to follow]

IN WITNESS WHEREOF, the Company has executed this Amendment as of the date set forth below on this page.

REGIONAL BRANDS INC.

By:
Name: Title:	Fred DiSanto Chief Executive Officer

Date:

[Signature Page to Amendment to Subscription Agreements]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date set forth below on this page.

[Print Name of Stockholder]

By:	Date:
[Signature of Stockholder or Authorized
Representative]

Name*

Title*

*[Entities only print name and title of
authorized representative]

Number of Shares of Common Stock
Owned by Stockholder and Voted

[Signature Page to Amendment to Subscription Agreements]